Exhibit 4.1.1

WF CARD ISSUANCE TRUST,

as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Indenture Trustee and as Note Registrar,

and

U.S. BANK NATIONAL ASSOCIATION,

as Bank

CLASS A(2024-2) TERMS DOCUMENT

dated as of October 24, 2024

to

WFCARDSERIES INDENTURE SUPPLEMENT

dated as of November 14, 2023

to

INDENTURE

dated as of November 14, 2023

-i-

THIS CLASS A(2024-2) TERMS DOCUMENT (this “Terms Document”), by and among WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer”), having its principal office at c/o Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as owner trustee (the “Owner Trustee”), 1100 North Market Street, Wilmington, Delaware 19890, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (“U.S. Bank Trust Co.”), not in its individual capacity but solely in its capacity as indenture trustee (in such capacity, the “Indenture Trustee”) and as note registrar (in such capacity, the “Note Registrar”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as bank (the “Bank”), is made and entered into as of October 24, 2024.

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new tranche of Class A Notes and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01.  Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(a)  The terms defined in this Article have the meanings assigned to them in this Article.

(b)  All other terms used herein which are defined in the WFCardSeries Indenture Supplement, dated as of November 14, 2023 (as modified, amended or supplemented from time to time, the “Indenture Supplement”), among the Issuer, U.S. Bank Trust Co., as Indenture Trustee and Note Registrar, and the Bank, or the Indenture, dated as of November 14, 2023 (as modified, amended or supplemented from time to time, the “Indenture”), among the Issuer, U.S. Bank Trust Co., not in its individual capacity but solely in its capacity as Indenture Trustee and Note Registrar, and the Bank, as acknowledged and accepted by Wells Fargo Bank, National Association, as Servicer, either directly or by reference therein, have the meanings assigned to them therein. All terms defined or included by reference in this Terms Document shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)  As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein, and accounting terms partially defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control. The term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(d)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Terms Document shall refer to this Terms Document as a whole and not to any particular provision of this Terms Document; and Section, subsection, Schedule and Exhibit references contained in this Terms Document are references to Sections, subsections, Schedules and Exhibits in or to this Terms Document unless otherwise specified. The term “including” and words of similar import will be deemed to be followed by “without limitation.” The canon of ejusdem generis may be applied only in the context of this Terms Document’s purpose and not merely in the context of a particular phrase.

(e)  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling.

(f)  A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any Person includes that Person’s successors and permitted assigns. Wherever from the context it appears appropriate, each term defined in either the singular or the plural form incorporates both the singular and the plural form of such term.

(g)  Each capitalized term defined herein shall relate only to the Class A(2024-2) Notes and no other tranche of Notes issued by the Issuer.

“Accumulation Reserve Funding Period” shall mean, (a) if the Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Funding Period and (b) otherwise, the period (x) commencing on the earliest to occur of (i) the Monthly Period beginning three (3) calendar months prior to the first Transfer Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class A(2024-2) Notes pursuant to subsection 4.10(b) of the Indenture Supplement, (ii) the Monthly Period following the first Transfer Date following and including the September 2025 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 2%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 24 months prior to the Expected Principal Payment Date, (iii) the Monthly Period following the first Transfer Date following and including the March 2026 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 18 months prior to the Expected Principal Payment Date, and (iv) the Monthly Period following the first Transfer Date following and including the May 2026 Transfer Date for which the Quarterly Excess Available Funds Percentage is less than 4%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 16 months prior to the Expected Principal Payment Date and (y) ending on the close of business on the last day of the Monthly Period preceding the earlier to occur of (i) the Expected Principal Payment Date for the Class A(2024-2) Notes and (ii) the date on which the Class A(2024-2) Notes are paid in full.

“Base Rate” means, with respect to any Monthly Period, the sum of (a) the Weighted Average Interest Rates for the Outstanding WFCardSeries Notes, (b) the WFCardSeries

Net Servicing Fee Rate and (c) so long as WFBNA is the Servicer, the Servicer Interchange Rate, in each case, for such Monthly Period.

“Class A(2024-2) Note” means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class A(2024-2) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2024-2) Noteholder” means a Person in whose name a Class A(2024-2) Note is registered in the Note Register.

“Class A(2024-2) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2024-2) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Class A Required Subordinated Amount of Class B Notes” is defined in subsection 2.02(a).

“Class A Required Subordinated Amount of Class C Notes” is defined in subsection 2.02(b).

“Class A Required Subordinated Amount of Class D Notes” is defined in subsection 2.02(c).

“Controlled Accumulation Amount” means $83,333,333.34; provided, however, if the Accumulation Period Length is determined to be less than twelve (12) months pursuant to subsection 4.10(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount shall be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement.

“Excess Available Funds Percentage” means, with respect to any Transfer Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for such Monthly Period.

“Expected Principal Payment Date” means October 15, 2027.

“Initial Dollar Principal Amount” means $1,000,000,000.

“Interest Payment Date” means the fifteenth day of each month, or if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing November 15, 2024.

“Issuance Date” means October 24, 2024.

“Legal Maturity Date” means October 15, 2029.

“Maximum Subordinated Amount of Class B Notes” means, for the Class A(2024-2) Notes for any date of determination, an amount equal to the product of (a) the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes on such date of determination and (b) the percentage equivalent of a fraction, the numerator of which is 10 and the denominator of which is 80.00.

“Note Interest Rate” means 4.29%.

“Pledged Collateral” means the Receivables pledged to the Indenture Trustee under the Indenture.

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (a) the amount of WFCardSeries Available Funds allocated to the WFCardSeries pursuant to subsection 3.01(a)(i) and Section 3.02 of the Indenture Supplement, plus (b) any amounts to be treated as WFCardSeries Available Funds pursuant to subsections 4.20(d) and 4.29(a) of the Indenture Supplement, plus (c) any Interest Funding sub-Account Earnings on the related Transfer Date, minus (d) the excess, if any, of the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings Shortfall over the sum of the aggregate amount to be treated as WFCardSeries Available Funds for such Monthly Period pursuant to subsections 4.04(a)(ii) and 4.27(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of WFCardSeries Notes for such Monthly Period, minus (e) the WFCardSeries Investor Default Amount for such Monthly Period, and the denominator of which is the Weighted Average Available Funds Allocation Amount for the WFCardSeries for such Monthly Period.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Quarterly Excess Available Funds Percentage” means, with respect to the September 2025 Transfer Date and each Transfer Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Available Funds Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

“Record Date” means, for any Transfer Date, the last day of the preceding Monthly Period.

“Required Accumulation Reserve sub-Account Amount” means, with respect to any Monthly Period during the Accumulation Reserve Funding Period, an amount equal to (i) 0.50% of the Outstanding Dollar Principal Amount of the Class A(2024-2) Notes as of the close of business on the last day of the preceding Monthly Period or (ii) any other amount designated by the Issuer; provided, however, that if such designation is of a lesser amount, the Rating Agency Condition shall be satisfied with respect to such change.

“Servicer Interchange Rate” means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Servicer Interchange for such Monthly Period, and the denominator of which is the Weighted Average Available Funds Allocation Amount for such Monthly Period.

“Stated Principal Amount” means $1,000,000,000.

“Weighted Average Interest Rates” means, with respect to any Outstanding Notes of a class or tranche of the WFCardSeries, or of all of the Outstanding Notes of the WFCardSeries, on any date, the weighted average (weighted based on the Outstanding Dollar Principal Amount of the related Notes on such date) of the following rates of interest:

(a)  in the case of a tranche of Dollar Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to that tranche on that date;

(b)  in the case of a tranche of Discount Notes, the rate of accretion (converted to an accrual rate) of that tranche on that date;

(c)  in the case of a tranche of Notes with a payment due under a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue on that date (prior to the netting of such payments, if applicable); and

(d)  in the case of a tranche of Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related terms document.

Section 1.02.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)  THIS TERMS DOCUMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS TERMS DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS TERMS DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS TERMS DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND

OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 1.05 OF THE INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)   BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS TERMS DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 1.02 SHALL LIMIT THE RIGHTS OF ANY PERSON PURSUANT TO SECTION 2.10 OF THE TRANSFER AGREEMENT OR SECTION 6.03 OF THE RECEIVABLES PURCHASE AGREEMENT IN CONNECTION WITH A REQUEST RELATING TO THE REPURCHASE OF RECEIVABLES; PROVIDED, THAT, FOR THE AVOIDANCE OF DOUBT, THE PARTIES HERETO HEREBY AGREE NONE OF THE INDENTURE TRUSTEE OR THE NOTE REGISTRAR SHALL BE OBLIGATED TO ARBITRATE ANY MATTER REGARDING ITS RIGHTS, DUTIES, PRIVILEGES, INDEMNITIES, PROTECTIONS, IMMUNITIES AND BENEFITS.

Section 1.03.  Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04. Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Indenture Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.

Section 1.05.  Concerning the Owner Trustee. This Terms Document is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, and (i) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (ii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them and (iii) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Terms Document or any related documents.

ARTICLE II

The Class A(2024-2) Notes

Section 2.01.  Creation and Designation. There is hereby created a tranche of WFCardSeries Class A Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “WFCardSeries Class A(2024-2) Notes.”

Section 2.02.  Specification of Required Subordinated Amount and Adjustments Thereto.

(a)  For the Class A(2024-2) Notes for any date of determination, the “Class A Required Subordinated Amount of Class B Notes” will be an amount equal to 12.50000% of (i) the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes on such date or (ii) if an Early Redemption Event with respect to the Class A(2024-2) Notes shall have occurred, if an Event of Default and acceleration of the Class A(2024-2) Notes shall have occurred or if the Class A Usage of the Class B Required Subordinated Amount for such tranche of Class A Notes is greater than zero, the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes as of close of business on the day immediately preceding the occurrence of such Early Redemption Event, such Event of Default and acceleration or the date on which the Class A Usage of Class B Required Subordinated Amount exceeded zero.

(b)  For the Class A(2024-2) Notes for any date of determination, the “Class A Required Subordinated Amount of Class C Notes” will be an amount equal to 8.12500% of (i) the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes on such date or (ii) if an Early Redemption Event with respect to the Class A(2024-2) Notes shall have occurred, if an Event of Default and acceleration of the Class A(2024-2) Notes shall have occurred or if the Class A Usage of the Class C Required Subordinated Amount for such tranche of Class A Notes is greater than zero, the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes as of close of business on the day immediately preceding the occurrence of such Early Redemption Event, such Event of Default and acceleration or the date on which the Class A Usage of Class C Required Subordinated Amount exceeded zero.

(c)  For the Class A(2024-2) Notes for any date of determination, the “Class A Required Subordinated Amount of Class D Notes” will be an amount equal to 4.37500% of (i) the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes on such date or (ii) if an Early Redemption Event with respect to the Class A(2024-2) Notes shall have occurred, if an

Event of Default and acceleration of the Class A(2024-2) Notes shall have occurred or if the Class A Usage of the Class D Required Subordinated Amount for such tranche of Class A Notes is greater than zero, the Adjusted Outstanding Dollar Principal Amount of the Class A(2024-2) Notes as of close of business on the day immediately preceding the occurrence of such Early Redemption Event, such Event of Default and acceleration or the date on which the Class A Usage of Class D Required Subordinated Amount exceeded zero.

(d)  The Issuer may change the percentage set forth in clause (a) or (b) above without the consent of any Noteholder or any Note Rating Agency, but with written notice to Moody’s (if Moody’s is a Note Rating Agency at the time of such change) at least ten (10) Business Days prior to the effectiveness of such change, so long as, after giving effect to such change, (x) the sum of the percentages set forth in clauses (a) and (b) above after giving effect to such change is equal or greater than the sum of such percentages immediately prior to giving effect to such change, (y) the Class A Required Subordinated Amount of Class B Notes for the Class A(2024-2) Notes does not exceed the Maximum Subordinated Amount of Class B Notes for the Class A(2024-2) Notes and (z) the Class A Required Subordinated Amount of Class C Notes for the Class A(2024-2) Notes is greater than zero.

(e)  The Issuer may also change the percentage set forth in clause (a), (b) or (c) above without the consent of any Noteholder so long as (i) the Rating Agency Condition shall be satisfied with respect to the change in such percentage, (ii) the Issuer has delivered to the Indenture Trustee and the Note Rating Agencies an Issuer Tax Opinion and (iii) after giving effect to such change, the Class A Required Subordinated Amount of Class C Notes for the Class A(2024-2) Notes is greater than zero.

Section 2.03.  Interest Payment.

(a)  For each Interest Payment Date (other than the first Interest Payment Date), the amount of interest due with respect to the Class A(2024-2) Notes shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate times (ii) the Outstanding Dollar Principal Amount of the Class A(2024-2) Notes determined as of the Record Date preceding the related Transfer Date; provided, however, that for the first Interest Payment Date the amount of interest due is $2,502,500. Interest on the Class A(2024-2) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)  Pursuant to Section 4.03 of the Indenture Supplement, on each Transfer Date, the Issuer shall cause to be deposited into the Class A(2024-2) Interest Funding sub-Account the portion of WFCardSeries Available Funds allocable to the Class A(2024-2) Notes.

Section 2.04.  [Reserved].

Section 2.05.  Payments of Interest and Principal.

(a)  Any installment of interest or principal, if any, payable on any Class A(2024-2) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Indenture Trustee to the Person in whose name such Class A(2024-2) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Indenture Trustee from such Person not later than the close of business on the third Business Day preceding the date of payment except that with respect to Notes registered on the Record Date in the name of Cede & Co., the nominee of DTC, payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b)  The right of the Class A(2024-2) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class A(2024-2) Termination Date.

Section 2.06.  Form of Delivery of Class A(2024-2) Notes; Depository; Denominations.

(a)  The Class A(2024-2) Notes shall be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

(b)  The Depository for the Class A(2024-2) Notes shall be The Depository Trust Company, and the Class A(2024-2) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)  The Class A(2024-2) Notes will be issued in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.

Section 2.07.  Delivery and Payment for the Class A(2024-2) Notes. The Issuer shall execute and deliver the Class A(2024-2) Notes to the Note Registrar for authentication, and the Note Registrar shall deliver the Class A(2024-2) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.08.  Targeted Deposits to the Accumulation Reserve sub-Account. The deposit targeted to be made to the Accumulation Reserve sub-Account for any Monthly Period during the Accumulation Reserve Funding Period will be an amount equal to the amount, if any, by which the Required Accumulation Reserve sub-Account Amount exceeds the amount then on deposit in the Accumulation Reserve sub-Account (after giving effect to any withdrawals of amounts on deposit in such Accumulation Reserve sub-Account that are to occur on the related Transfer Date).

ARTICLE III

Representations and Warranties

Section 3.01.  Issuer’s Representations and Warranties. The Issuer makes the following representations and warranties as to the Pledged Collateral on which the Indenture Trustee is deemed to have relied in acquiring the Pledged Collateral. Such representations and warranties speak as of the execution and delivery of this Terms Document, but shall survive until the termination of this Terms Document. Such representations and warranties shall not be waived by any of the parties to this Terms Document unless the Rating Agency Condition has been satisfied with respect to such waiver.

(a)  The Indenture creates a valid and continuing security interest (as defined in the New York UCC) in the Pledged Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)  The Pledged Collateral constitutes “accounts” within the meaning of the New York UCC.

(c)  At the time of each grant of a security interest in the Pledged Collateral to the Indenture Trustee pursuant to the Indenture, the Issuer owned and had good and marketable title to such Pledged Collateral free and clear of any lien, claim or encumbrance of any Person.

(d)  The Issuer has caused, within ten days of the execution of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Pledged Collateral granted to the Indenture Trustee pursuant to the Indenture.

(e)  Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Pledged Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Pledged Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to the Indenture or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

WF CARD ISSUANCE TRUST,

By: Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Indenture Trustee and as Note Registrar

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Bank and not in its individual capacity

By:
Name:
Title:

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Servicer

By:
Name: Kristine Kinzle
Title: Executive Director

[Signature Page to the Class A(2024-2) Terms Document]